EXHIBIT 10.1
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                               MOVADO GROUP INC.



                              EXECUTIVE LONG TERM



                                INCENTIVE PLAN



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INTRODUCTION:

The Movado Group, Inc. long term incentive plan ("LTIP") is a performance share program that has been established by the Compensation Committee of the Board of Directors of Movado Group, Inc. (the "Committee") pursuant to Section 9 of the Movado Group, Inc. 1996 Stock Incentive Plan (as amended and restated, the "Plan"). Capitalized terms that are not defined below have the meaning given to them in the Plan. A copy of the Plan is attached for your reference. Performance Share Units are equivalent, 1 for 1, to shares of Stock that vest based on the Company's achievement of multi-year Performance Goals and the continued service of the Plan Participant.


OBJECTIVES:

  o  Links compensation to the achievement of corporate goals
  o  Recognizes competitive practices in executive compensation
  o  Focuses key employees on the improvement of the Company's operating profit
  o  Provides greater equity awards for achieving and exceeding goals
  o  Assists with the attraction and retention of key management personnel


TYPE OF AWARD:

Your  Award is in the form of  Performance  Share  Units  as  described  under
Section 9 of the Plan. These Performance Share Units will be credited with Dividend Equivalents during the Award Period as described below if the Performance Goals are achieved and the Stock is distributed.


PERFORMANCE GOALS

The Performance Goal that will determine the number of shares of Stock, if any, you receive is the Company's operating margin. Operating margin is defined as operating profit divided by net sales, determined in accordance with GAAP as consistently applied by the Company. This number will be adjusted to exclude the impact of acquisitions and divestitures.


AWARD PERIOD:

The Award Period, which is the period of time within which performance is measured to determine whether an Award of Performance Share Units has been earned, is the three years ending January 31, 2009.

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SIZE OF INDIVIDUAL AWARDS:

Your target Award is expressed as a number of Performance Share Units. The actual number of shares of Stock earned is based on actual performance at the end of the Award Period relative to the Performance Goal and can range from 0% to 150% of the target Award depending on the achievement of the operating margin goals.


PERFORMANCE STANDARDS:

The number of shares of Stock earned is determined using the following payout schedule for the Award Period ending January 31, 2009:


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                     FISCAL 2007 - 2009 PERFORMANCE CYCLE

DEGREE OF PERFORMANCE                     OPERATING             %OF SHARES
ATTAINMENT                                MARGIN FY09           EARNED
(% OF TARGET  PERFORMANCE GOAL)

Maximum (111%)                            *%                    150%

Target (100%)                             *%                    100%

Threshold (89.5%)                         *%                     50%

Below Threshold                           *%                      0%
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*   To be determined by resolution of the Committee.

Payouts   between   performance   levels  will  be  based  on  straight   line
interpolation.

VESTING AND EARN OUT

After the Award Period ends, depending on the extent to which the Performance Goal is achieved, up to 50% of the shares of Stock equal to the target Award will be distributed within 75 days after completion of the Award Period and the remainder of the earned shares will be distributed on the 2nd anniversary of completion of the Award Period.

Participants must be employed at the completion of the Award Period in order to receive the shares of Stock. The amount deferred to the 2nd anniversary is subject to forfeiture only in the event of the Participant's voluntary resignation or termination of the Participant's employment for Cause. For purposes of this LTIP, the Participant's employment shall be deemed to be terminated for "Cause" if the Participant is discharged (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any Affiliate, (ii) for violation of a written policy of the Company or any Affiliate, (iii) for serious and willful

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acts of misconduct detrimental to the business or reputation of the Company or any Affiliate or (iv) for "Cause" or any like term as defined in any written employment contract with the Participant.

Pro-rata payouts will be made for retirement, permanent disability (as determined by the Committee) and death occurring during the Award Period based on actual performance at the end of the Award Period. For purposes of the LTIP, "retirement" means a Participant's voluntary resignation (i) at or after age 65, or (ii) before the age of 65 but after age 55 provided the Participant has been employed by the Company (or one of its Affiliates) for at least 10 years and further subject to the specific approval of the Committee (including any limitations or conditions the Committee may, in its discretion, impose which are not inconsistent with the express terms of the Plan such as, without limitation, a covenant by the Participant not to compete with the Company). The Committee may in its discretion determine whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this LTIP.

The following illustrates the distribution schedule at various levels of performance for a participant with a TARGET AWARD OF 2,000 PERFORMANCE SHARE
UNITS:

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ACTUAL PERFORMANCE       # OF SHARES          # OF SHARES OF STOCK DISTRIBUTED
     LEVEL                    EARNED        (END OF CYCLE)*    2ND ANNIVERSARY

Maximum                        3,000                1,000                2,000

Target                         2,000                1,000                1,000

Threshold                      1,000                  500                  500
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*   Equal to the  lesser of (a) 50% of  number of shares  earned or (b) 50% of target shares

PAYOUT:

Awards will be paid in shares of Stock, net of required tax withholding. Dividend credits are paid on the number of shares actually earned, as described below.

DIVIDENDS:

Each Performance Share Unit will be credited with Dividend Equivalents equal to the dividends paid on one share of Stock during the Award Period and the subsequent two-year mandatory deferral period. Dividend Equivalents will be in the form of Phantom Stock Units and will be distributed as an equal number of shares of Stock at the same time as the distribution of earned shares.

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CHANGE IN CONTROL

If there should be a Change in Control, the Performance Share Units awarded will be immediately and automatically converted on a 1 for 1 basis to time-based Phantom Stock Units without pro-ration which will vest at the end of the Award Period and upon vesting, one share of Stock will be distributed for each Phantom Share Unit not previously forfeited. The basis for conversion depends upon when during the Award Period the Change in Control occurs.

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TIME OF THE CHANGE IN CONTROL                    SHARES CONVERTED AT:
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Months 1 through 12                               Threshold
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Months 13 through 24                              Target
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Months 25 through 36                              Performance to date
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If a Participant's  employment is terminated within 24 months after the Change in Control, the unvested Phantom Stock Units will become immediately vested.


MISCELLANEOUS:

The Committee reserves the right with or without notice, at any time and from time to time, in its sole and absolute discretion to (i) amend or modify in whole or in part any of the provisions of the LTIP in any respect whatsoever
(ii) suspend or cancel the LTIP and (iii) make exceptions to any or all of the provisions of the LTIP on a case by case basis.

This LTIP shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof. If there is any inconsistency between any of the provisions of this LTIP and the Plan, the provisions of the Plan shall govern.

NEITHER THE PLAN NOR THE LTIP CONSTITUTES A CONTRACT OF EMPLOYMENT AND THE COMPANY SPECIFICALLY RESERVES THE RIGHT TO TERMINATE A PARTICIPANT'S EMPLOYMENT AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE OR ASSIGNING A REASON.